EXHIBIT 10.50

     Amendment No. 13, dated as of August 1, 1999 to Credit Agreement dated as of February 10, 1993 among Di Giorgio Corporation, as Borrower, the financial institutions parties thereto, as Lenders, BT Commercial Corporation, as Agent for the Lenders, and Bankers Trust Company, as Issuing Bank.

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                                                                       EXECUTION
                                                                            COPY


               AMENDMENT NO. 13, dated as of August 1, 1999 ("Amendment No. 13") to CREDIT AGREEMENT dated as of February 10, 1993 (as amended through the date hereof, the "Credit Agreement") among DI GIORGIO CORPORATION, as Borrower, the financial institutions parties thereto, as LENDERS, BT COMMERCIAL CORPORATION, as Agent for the Lenders, and the Issuing Bank. Terms which are capitalized herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

               WHEREAS, the Borrower has requested that the Lenders, among other things, (i) extend the Expiration Date, (ii) reduce the interest rates payable on Loans, (iii) reduce the rate on which Letter of Credit Fees payable under the Credit Agreement are calculated and (iv) modify certain covenants contained in the Credit Agreement; and

               WHEREAS, the Lenders have agreed to the foregoing on the terms and subject to the fulfillment of the conditions set forth in this Amendment No. 13;

               NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lenders hereby agree as follows:

               Section One. Amendment. Upon the fulfillment of the conditions precedent set forth in Section Three hereof, effective as of August 1, 1999, the Credit Agreement is amended as follows:

               (a) Section 1.1 of the Credit Agreement is amended by deleting the definition of the term Applicable Margin in its entirety and by substituting the following in lieu thereof:

               "Applicable Margin" shall mean 1.625% in the case of Eurodollar Rate Loans and zero in the case of Prime Rate Loans."

                  (b) Section 1.1 of the Credit Agreement is amended by deleting the definition of the term Expiration Date in its entirety and by substituting the following in lieu thereof:

               "Expiration Date" shall mean June 30, 2004."

               (c) Section 5.7 (a) of the Credit Agreement is amended in its entirety to read as follows:

               "5.7 Letter of Credit Fee. (a) The Agent, for the ratable benefit of the Lenders, shall be entitled to charge to the account of the Borrower (i) on the first business day of each month, a fee (the "Letter of Credit Fee"), in an amount equal to (A) one and one-half percent (1.50%) per annum of the daily average amount of outstanding documentary

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               Letter of Credit  Obligations  during the  immediately  preceding month and (B) one and one-half percent (1.50%) per annum of the daily average amount of outstanding standby Letter of Credit Obligations during the immediately preceding month, and (ii) as and when incurred by the Agent or any Lender, any charges, fees, costs and expenses charged to the Agent or any Lender for the Borrower's account by any Issuing Bank (other than any fees charged to the Agent or any Lender which would be duplicative of the Letter of Credit Fee paid to the Agent for the benefit of the Lenders) (the "Issuing Bank Fees") in connection with the issuance of any Letters of Credit by the Issuing Bank. Each determination by the Agent of Letter of Credit Fees hereunder shall be conclusive and binding for all purposes, absent manifest error."


               (d) Section 8.1 of the Credit Agreement is deleted in its entirety.

               (e) Section 8.2 of the Credit Agreement is amended by deleting the introductory portion thereof, and by deleting subsections (aa) through (dd) thereof, and substituting in lieu thereof the introductory portion of Section
8.2 set forth below and subsections (aa) through (dd) set forth below, so that subsections (aa) through (dd) thereof, together with the introductory portion of
Section 8.2, shall read as follows:

               "8.2 Interest Coverage Ratio. The Borrower shall not permit its ratio of EBITDA to Interest Expense as of the end of each of the following periods to be less than the applicable ratio set forth below opposite each such period:


                                Minimum Interest
        Period                                      Coverage Rates
        ------                                      --------------

     (aa) the fiscal quarter ending in June,         1.60 to 1.00
     1999, together with the three
     preceding fiscal quarters

     (bb) the fiscal quarter ending in              1.65 to 1.00
     September, 1999, together with the
     three preceding fiscal quarters

     (cc) the fiscal quarter ending in              1.70 to 1.00
     December, 1999, together with the
     three preceding fiscal quarters



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     (dd) the  fiscal  quarter  ending in 1.75 to 1.00"  March,  2000,  and each fiscal quarter thereafter, in each case together with the three preceding fiscal quarters

               (f) Subsection (a) (iii) of Section 8.10 of the Credit Agreement is amended in its entirety to read as follows:

               "(iii) the Borrower may declare and pay ratably dividends with respect to its capital stock to its stockholders each fiscal year, during the sixty day period commencing on the date of the Agent's receipt of the Borrower's audited Financial Statements for the prior fiscal year, in an aggregate amount not to exceed in any fiscal year fifty percent (50%) of Net Income for such prior fiscal year; provided that (1) no Default or Event of
               Default shall have occurred and then be continuing or would result therefrom, (2) immediately after giving effect to any such proposed dividend, there shall be an aggregate amount of Unused Availability of at least $30,000,000, (3) the ratio of EBITDA to the sum of Interest Expense, dividends and taxes paid in cash, and Capital Expenditures made, in each case with respect to the Borrower, on a consolidated basis, for the fiscal year immediately prior to the fiscal year during which such proposed dividend shall be paid, shall be no less than 1.25 to 1.00, such ratio to be calculated as if such dividend shall have been paid on the last day of such preceding fiscal year and (4) at least ten Business Days prior to the date on which the Borrower proposes to pay such dividend, the Agent shall have received a certificate prepared under the direction of and executed by the Borrower's chief executive officer or chief financial officer (x) pursuant to which such officer shall certify to the Lenders that in determining Unused Availability for the purpose of clause (2) hereof, the Borrower's trade payables have been paid in a manner consistent with the Borrower's historical practices and (y) setting forth in reasonable detail the calculation of the ratio described in clause (3) hereof; and"

               (g) Section 8.11 of the Credit Agreement is amended by deleting the word "and" at the end of subsection (l) thereof, re-lettering subsection (m) as subsection (n), and by adding a new subsection (m) thereof as set forth below, so that such subsection (m), together with the introductory portion of
Section 8.11, shall read as follows:

               "8.11 No Investments. The Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Investment in any Person, whether in cash, securities, or other property of any kind, including, without limitation, any Subsidiary or Affiliate of the Borrower, other than:

               (m) Investments in a Subsidiary, not to exceed $5,000,000 in the aggregate principal amount outstanding at any one time, provided that (i) the business of such Subsidiary is directly related to and is intended to benefit the Borrower's primary business, and
               (ii) immediately after giving effect to any such proposed Investment,

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               there   shall  be  an   aggregate   amount   of  Unused
               Availability of at least $30,000,000; and"

               Section  Two.  Representations  and  Warranties.  To  induce  the
Lenders to enter into this Amendment No. 13, the Borrower warrants and represents to the Lenders as follows:

               (a) the recitals contained in this Amendment No. 13 are true and correct in all respects;

               (b) after giving effect to this Amendment No. 13, all of the representations and warranties contained in the Credit Agreement and each other Credit Document to which the Borrower is a party continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except for such representations and warranties which, by their terms, are only made as of a previous date;

               (c) the execution, delivery and performance of this Amendment No. 13 by the Borrower is within its corporate powers, has been duly authorized by all necessary corporate action, the Borrower has received all necessary consents to and approvals for the execution, delivery and performance of this Amendment No. 13 (if any shall be required) and this Amendment No. 13 does not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Borrower or with the terms or provisions of any other document or agreement to which the Borrower is a party or by which the Borrower or its property may be bound; and

               (d) upon its execution, this Amendment No. 13 shall be a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

               Section Three. Conditions Precedent. This Amendment No. 13 shall become effective when the last of the following events shall have occurred:

               (a) the Agent shall have received a fully executed counterpart of this Amendment No. 13;

               (b) no Default shall have occurred and be continuing which constitutes an Event of Default or would constitute an Event of Default upon the giving of notice or lapse of time or both, and no event or development which has had or is reasonably likely to have a Material Adverse Effect shall have occurred, in each case since the date of delivery to the Agent and the Lenders of the Borrower's most recent financial statement, and the Agent and the Lenders shall have received a certificate from the Borrower, executed by its Chief Financial Officer, as to the truth and accuracy of this paragraph (b);

               (c) the Borrower shall have paid in cash to the Agent, for the ratable benefit of each of the Lenders, a non-refundable fee in the amount of $225,000;



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               (d) the Borrower  shall have delivered to the Agent a copy of the corporate resolutions of the Borrower's Board of Directors authorizing the execution, delivery and performance of this Amendment No. 13 by the Borrower; and

               (e) the Agent and the Lenders shall have received such additional documents to further effectuate the purpose of this Amendment No. 13 as any of them or their respective counsel may reasonably request.

               Section Four. General Provisions.

               (a) Except as herein expressly amended, the Credit Agreement and all other agreements, documents, instruments and certificates executed in connection therewith are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

               (b) All references to the Credit Agreement shall mean the Credit Agreement as amended as of the effective date hereof, and as amended hereby and as hereafter amended, supplemented and modified from time to time.

               (c) This Amendment No. 13 may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.

               (d) This Amendment No. 13 shall be governed by, construed and interpreted in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.


               IN WITNESS WHEREOF, each of the Borrower, the Lenders, the Issuing Bank and the Agent has signed below to indicate its agreement with the foregoing and its intent to be bound thereby.



                                           DI GIORGIO CORPORATION



                                            By:   /s/ Robert A. Zorn
                                               ---------------------------------
                                               Name:   Robert A. Zorn
                                               Title:  Senior Vice President



                                            BT COMMERCIAL CORPORATION, as
                                            Agent and as a Lender


                                            By:   /s/ Frank A. Chiovari
                                               ---------------------------------
                                               Name:   Frank A. Chiovari
                                               Title: Vice President

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                                            LASALLE NATIONAL BANK, as a Lender


                                            By:   /s/ Christopher G. Clifford
                                               ---------------------------------
                                               Name:   Christopher G. Clifford
                                               Title:  Senior Vice President

                                            BANCO POPULAR, as a Lender


                                            By:   /s/ Joseph C. LoMonsco
                                               ---------------------------------
                                               Name:   Joseph C. LoMonsco
                                               Title: Vice President

                                            CONGRESS FINANCIAL
                                             CORPORATION, as a Lender


                                            By:   /s/ Thomas McGregor
                                               ---------------------------------
                                               Name:   Thomas McGregor
                                               Title: Vice President

                                            PNC BANK, as a Lender


                                            By:   /s/ Michael Richards
                                               ---------------------------------
                                               Name:   Michael Richards
                                               Title: Vice President

                                            SUMMIT COMMERCIAL/GIBRALTAR
                                             CORP., as a Lender


                                            By:   /s/ Peter J. Hollitscher
                                               ---------------------------------
                                               Name:   Peter J. Hollitscher
                                               Title: Vice President



DSN:55036.5


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